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                                                                    EXHIBIT 11.1

                          CENTURA SOFTWARE CORPORATION

                       STATEMENT REGARDING COMPUTATION OF

                        NET INCOME (LOSS) PER SHARE (1)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                    YEAR ENDED
                                                                                                 DECEMBER 31, 1996
                                                                                                 -----------------
Net income.....................................................................................      $   2,027
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Weighted average shares outstanding:
Common Stock...................................................................................         12,965
Common Stock issuable in relation to settlement of shareholder lawsuit.........................            370
                                                                                                       -------
Weighted average common shares and equivalent..................................................         13,335
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Net income per share...........................................................................      $    0.15
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


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(1) This exhibit should be read in conjunction with the Notes to Consolidated
    Financial Statements.